For additional information, contact:

Kelly Blough                                                                    Colleen Nichols
SonicWALL, Inc. Investor Relations           SonicWALL, Inc. Media Relations
+ 1 (408) 962-6329                                                                     +1 (408) 962-6131
kblough@sonicwall.com                                                        cnichols@sonicwall.com

SonicWALL Reports First Quarter 2009 Financial Results
Company Reports Non-GAAP Gross Margin of 74% and Non-GAAP Operating Margin of 12%

SUNNYVALE, Calif., April 27, 2009 - SonicWALL, Inc. (NASDAQ: SNWL), today reported performance in the quarter ended March 31, 2009, with revenue of $47.1 million. The Company shipped 37,000 revenue units in the quarter.  Cash flow from operations was $6.3 million, and the company ended the quarter with deferred revenue of $108 million.

Net income for the first quarter of 2009 calculated in accordance with U.S. generally-accepted accounting principles (GAAP) was $1.7 million, or $0.03 per diluted share.  In comparison, GAAP net loss for the first quarter of 2008 was ($66,000), or $0.00 per diluted share.

Non-GAAP net income for the first quarter of 2009 was $3.9 million or $0.07 per diluted share.  In comparison, non-GAAP net income for the first quarter of 2008 was $3.2 million, or $0.05 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets, restructuring charges, and share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R).  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

The Company reported first quarter non-GAAP operating margin of 12%. In comparison, non-GAAP operating margin for the first quarter of 2008 was 5%.  Non-GAAP Gross margin in the first quarter was 74%, compared to 72% in the first quarter of 2008.

“Our operational results demonstrate our strong commitment to improving profitability,” said Matt Medeiros, CEO of SonicWALL.  “The progress we have made in our cost structure, cash generation, subscription billings and deferred revenue, while continuing our investment in product innovation, position the company to capitalize on growth when demand conditions improve.”

Guidance for Q2 2009

SonicWALL expects second quarter 2009 revenue to be in the range of $46 million to $49 million.  The Company expects non-GAAP gross margin to be in the range of 72% to 74% of revenue.  SonicWALL expects earnings per share in the second quarter of 2009 to be in the range of $0.06 to $0.07 per diluted share on a non-GAAP basis.  On a GAAP basis, the Company expects earnings per share to be in the range of $0.02 to $0.03.  GAAP earnings per share expectations are inclusive of a total of approximately $3.0 million, before taxes, in combined amortization of purchased intangibles assets, and share-based compensation expense.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss first quarter 2009 results will take place today, April 27, 2009, at 2:00 p.m. PT (5:00 p.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be found at http://www.sonicwall.com/us/company/2518.html.  A replay of the call will be available beginning at approximately 5:00 p.m. PT (8:00 p.m. ET) today at the Company's website or by telephone until 5:00 p.m. PT on May 1 at 888-203-1112 (toll-free) or 719-457-0820 (International), passcode 5244162.

About SonicWALL, Inc.

Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations.  These non-GAAP results are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL's operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue for the second quarter of 2009, gross margin on a non-GAAP basis for the second quarter of 2009, earnings per share on a GAAP and non-GAAP basis for the second quarter of 2009, share based compensation expense for the second quarter of 2009, and our ability to position the company for future growth.    These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenues:
Product	$15,464	$23,741
License and service	31,684	31,570
Total revenues	47,148	55,311
Costs of revenues:
Product	8,257	11,041
License and service	4,140	4,822
Amortization of purchased technology	754	754
Total costs of revenues	13,151	16,617
Gross profit	33,997	38,694
Operating expenses:
Research and development	9,827	11,544
Sales and marketing	17,242	22,725
General and administrative	4,247	5,145
Amortization of purchased intangible assets	274	293
Restructuring charges	-	1,805
Total operating expenses	31,590	41,512
Income (loss) from operations	2,407	(2,818)
Interest income and other expense, net	791	2,620
Income (loss) before income taxes	3,198	(198)
(Provision) benefit for income taxes	(1,455)	132
Net income (loss)	$1,743	$(66)
Net income (loss) per share:
Basic	$0.03	$(0.00)
Diluted	$0.03	$(0.00)
Shares used in computing net income (loss) per share:
Basic	53,654	60,988
Diluted	54,537	60,988

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, Share-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenues:
Product	$15,464	$23,741
License and service	31,684	31,570
Total revenues	47,148	55,311
Costs of revenues:
Product	8,127	10,961
License and service	4,154	4,787
Total costs of revenues	12,281	15,748
Gross profit	34,867	39,563
Operating expenses:
Research and development	9,211	10,716
Sales and marketing	16,505	21,887
General and administrative	3,694	4,465
Total operating expenses	29,410	37,068
Income from operations	5,457	2,495
Interest income and other expense, net	791	2,620
Income before income taxes	6,248	5,115
Provision for income taxes	(2,312)	(1,893)
Non-GAAP net income	$3,936	$3,222
Non-GAAP net income per share:
Basic	$0.07	$0.05
Diluted	$0.07	$0.05
Shares used in computing net income per share:
Basic	53,654	60,988
Diluted	54,537	63,654

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008

Non-GAAP net income	$3,936	$3,222

Share-based compensation expense	(2,022)	(2,461)
Amortization of purchased intangible assets	(1,028)	(1,047)
Restructuring charges	-	(1,805)
Tax effect of adjustments	857	2,025
Net effect of pro forma adjustments	(2,193)	(3,288)

Net GAAP income (loss)	$1,743	$(66)

Diluted Non-GAAP net income per share	$0.07	$0.05
Diluted net GAAP income (loss) per share	$0.03	$(0.00)

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	December 31,
	2009	2008 (1)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$68,953	$45,127
Short-term investments	47,666	60,327
Accounts receivable, net	19,236	20,945
Inventories	6,454	8,956
Deferred tax assets	9,423	9,423
Prepaid expenses and other current assets	7,310	11,861
Total current assets	159,042	156,639

Property and equipment, net	9,468	9,543
Goodwill	138,470	138,470
Long-term investments	62,746	61,450
Deferred tax assets, non-current	18,406	18,406
Purchased intangibles and other assets, net	16,226	17,328
Total assets	$404,358	$401,836

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$8,562	$10,717
Accrued payroll and related benefits	11,242	11,554
Other accrued liabilities	4,632	10,307
Deferred revenue	91,066	88,415
Total current liabilities	115,502	120,993

Deferred revenue, non current	17,055	15,072
Total liabilities	132,557	136,065

Shareholders' Equity:
Common stock, no par value	399,097	396,223
Accumulated other comprehensive loss, net	(7,796)	(9,209)
Accumulated deficit	(119,500)	(121,243)
Total shareholders' equity	271,801	265,771
Total liabilities and shareholders' equity	$404,358	$401,836

(1) December 31, 2008 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net cash provided by operating activities	$6,316	$2,879
Cash flows from investing activities:
Purchase of property and equipment	(1,301)	(1,683)
Change in restricted cash in escrow	5,104	1,389
Maturity and sale of investments, net of purchases	12,855	43,138
Net cash provided by investing activities	16,658	42,844
Cash flows from financing activities:
Issuance of common stock under employee stock option and purchase plans	852	3,047
Repurchase of common stock	-	(32,547)
Net cash provided by (used in) financing activities	852	(29,500)
Net increase in cash and cash equivalents	23,826	16,223
Cash and cash equivalents at beginning of period	45,127	33,324
Cash and cash equivalents at end of period	$68,953	$49,547